CERTIFICATE OF TRUST

        The undersigned, the trustees of CalEnergy Capital Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810, hereby certify as follows:

        The name of the business trust being formed hereby (the "Trust") is "CalEnergy Capital Trust".

        The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                The Bank of New York, Delaware
                23 White Clay Center
                Route 273
                Newark, Delaware 19711

        This Certificaate of Trust shall be effective as of the date of filing.

Dated: April 3, 1996


    /s/ Steven A. McArthur
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Name:   Steven A. McArthur
Title:  Regular Trustee


    /s/ John G. Sylvia
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Name:   John G. Sylvia
Title:  Regular Trustee


    /s/ Gregory Abel
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Name:   Gregory Abel
Title:  Regular Trustee


THE BANK OF NEW YORK, DELAWARE, as
 Delaware Trustee

By: /s/ Donald J. Wrobel
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Name:   Donald J. Wrobel
Title:  Executive Vice President